UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004

MAIN STREET BANKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	000-25128	58-2104977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

676 Chastain Road Kennesaw, Georgia	30144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 422-2888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 7, 2004, the Board of Directors of Main Street Banks, Inc. (the “Company”) adopted Amended and Restated Bylaws. Section 7.1(b) of the Bylaws was amended to add the Chief Executive Officer as an authorized signatory on stock certificates representing shares of the Company’s capital stock.

Effective January 1, 2001, the Company filed Restated Articles of Incorporation with the Secretary of State of Georgia. The Restated Articles of Incorporation were filed to change the name of the Company from “First Sterling Banks, Inc.” to “Main Street Banks, Inc.” The Company is filing its Restated Articles of Incorporation as an exhibit to this Current Report on Form 8-K in order to incorporate them by reference into the Company’s Registration Statement on Form S-3, as discussed below.

Item 8.01 Other Events

The Company is filing this Current Report on Form 8–K in order to cause certain information contained herein and in the exhibits hereto to be incorporated into the Company’s Registration Statement on Form S–3 (File No. 333–111505) (the “Registration Statement”) by reference. By filing this Current Report on Form 8–K, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represents, either individually or in the aggregate, a “fundamental change” (as such term is used in item 512(a)(1)(ii) of Regulation S–K) in the information set forth in the Registration Statement.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

3.1	Restated Articles of Incorporation.

3.2	Amended and Restated Bylaws.

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Banks, Inc.
December 8, 2004

	By:	/s/ Edward C. Milligan
Edward C. Milligan
Chairman and Chief Executive Officer